                                                                    EXHIBIT 10.4



                            PROGRAM LICENSE AGREEMENT

                           Dated as of March 14, 2001


         The terms and conditions of this Program License Agreement (the "Agreement") between EM.TV& Merchandising AG ("EM.TV" or "Licensor") and Odyssey Holdings, L.L.C. ("Licensee") in connection with Licensee's acquiring from EM.TV certain exhibition rights to various EM.TV programs for exhibition on the "Odyssey Channel" (or any new or renamed version of the Odyssey Channel) are as follows:

         1. Licensed Programs. The programs licensed hereunder shall consist of family-oriented movies, mini-series, series and specials (each a "Program" and collectively "Programs") selected by Licensee, in its sole discretion, from those libraries of animated, live action and puppet programming owned or controlled by Licensor, which Licensor in its discretion elects to make available to Licensee hereunder. Licensor will give Licensee the first opportunity to select Programs from its animated and live action libraries, before licensing the Programs to any third party, to the extent Licensor in its discretion elects to make available in the Territory on the date hereof or thereafter during the Term. Licensee will be given this first selection opportunity until Licensee has selected all 312 half hour episodes which it is obligated to pay for pursuant to Paragraph 7 below. The procedure for selecting the Programs is set out in Paragraph 1(a) of the attached Standard Terms and Conditions.

         2. Licensed Program Block. On or before August 8, 2001, Licensee will create and launch a "Program Block" on the Odyssey Channel running for six hours on Saturdays, at times determined by Licensee between 6 a.m. and 6 p.m., branded with the "Kermit" name. (Odyssey currently has two feeds, a West Coast and East Coast feed - the block will therefore run between 6 a.m. and 6 p.m. local time in both feeds). The content of the Program Block (including wrap-arounds, teasers, opens and interstitials) will be determined by Licensee in its sole discretion. Licensee may only select the content for the Program Block from the library of the Jim Henson Company, Inc. ("Henson") and new Henson productions pursuant to the November 13, 1998 agreement (as amended) between Henson and Licensee (the "Henson Program License Agreement") and from the Programs made available hereunder by Licensor. At least two hours of programming in the Program Block will consist of Licensor's Programs. If, in Licensee's judgment, there is not enough appropriate Henson or Licensor programming available to fill the remaining four hours of the Program Block, Licensee may in its discretion reduce the total number of hours in the Program Block by up to two hours (to a total minimum of four hours of which two hours must be Licensor's Program). The wrap-arounds, teasers, opens and interstitials and other elements in the Program Block utilizing the trademarks of Henson will in all instances be subject to the terms and conditions contained in the Trademark License Agreement between Licensee and Henson of even date herewith (the "Trademark License Agreement").

         3. Term. The Term of this Agreement shall commence as of the date of the first broadcast by Licensee of a Program licensed from Licensor hereunder (which is also the launch date of the Kermit Program Block) and shall expire three years thereafter. Each full year of the Term is referred to herein as a "Contract Year".

         4. Territory. The Territory shall be the United States together with its territories and possessions.

         5. Rights to Licensed Programs. Licensee will have the right to exhibit the Programs in the English language version on all forms of television and visual media over which the Odyssey Channel is distributed in a linear form, but only as part of the Programming Block, provided however, that the following terms and conditions apply. (The programs licensed under the Henson Program License Agreement may also be exhibited on the Odyssey Channel in other time periods, in accordance with the terms of that agreement). Such rights shall include, all forms of cable and DTH (satellite) pay television and, only if the following rights are controlled by Licensor and are available, pay per view television, "video-on-demand" and, as a simulcast in a linear mode only, over the Internet or any other narrowband or broadband digital television; provided, however, that if any Programs are transmitted by other than cable or DTH transmission, Licensee shall be responsible for payment of all residuals in connection with such transmission and shall copy Licensor on all residual reports and payments sent to any guild. If any Programs hereunder are transmitted by Licensee over the Internet or other broadband or narrowband television as provided above, Licensee shall ensure that the transmissions are encrypted to prevent unauthorized copying and distribution and that reception of the transmissions are confined to the licensed Territory. Except as provided above, Licensor reserves all other on-line/Internet rights.

         6. Licensed Exhibitions:

         (a) Licensee will have the right to broadcast and distribute each Program in the English version only, in the Territory for a period of one (1) year from and including the date of first transmission of such Program on Odyssey ("Program Term") and shall be entitled to three (3) exhibition days for all Programs during their Program Term and two (2) runs per exhibition day (collectively, the "License"). The rights granted under the License shall in all instances be used in accordance with the terms of the Trademark License Agreement and shall include the following:

                           (i) The right to use the title of each Program for
                  the purpose of promoting, publicizing and advertising the exhibition of the Program on Odyssey Channel;

                           (ii) The right to use and perform any and all music,
                  lyrics and musical compositions contained in each Program and/or recorded in the soundtrack solely as embodied in the Program and as part of the exhibition, advertising and publicizing of such Program subject to paragraph 10 of the Standard Terms and Conditions attached hereto;

                           (iii) Unless otherwise instructed in writing by
                  Licensor, the right to edit the videotapes to the extent necessary for purposes of timing, commercial


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                  insertions and removal of program material not suitable for the Odyssey Channel, provided that Licensee will not edit out the copyright notice or credits and will be entitled to commercial insertions which are customary in the industry. If Licensor instructs Licensee that it may not make the foregoing edits, then Licensee will have the right to terminate its license for the affected Program and will not be obligated to pay the license fee for the Program;

                           (iv) The right to publicize and advertise the
                  exhibition of each Program on the Odyssey Channel throughout the Territory during the Term, including without limitation, the right in the Territory for the purpose of advertising and publicizing the exhibition of each Program on the Odyssey Channel to:

                           (A) publish and to license and authorize others to publish any synopses and summaries from each Program and from any literary or dramatic material included in such Program in newspapers, magazines, trade periodicals, booklets, press books and any other periodicals and in all other media of advertising and publicity not exceeding 500 words in length. (The foregoing is subject to Licensor's ownership of the necessary rights);

                           (B) broadcast by radio and television for advertising purposes and to authorize others to so broadcast any parts or portions of each Program not exceeding two minutes in length;

                           (C) use and authorize others to use the name, physical likeness and voice (and any simulations or reproduction of any thereof as embodied in the Program ) of any party appearing in such Program for the purpose of advertising or publicizing the Program, subject in each instance to Licensor's prior approval, not to be unreasonably withheld (such approval may be given on a blanket basis, by agreement of the parties and may be withheld, for example, in instances where Licensor reasonably concludes that it may not have the right to authorize this use of the name, likeness, and/or voice);

                           (D) subject to the Trademark License Agreement with respect to the name and mark "Kermit", use Licensee's name and trademarks in all advertising and publicity issued by Licensee solely in connection with the exhibition of each Program on the Odyssey Channel, subject in each instance to Licensor's prior approval, not to be unreasonably withheld (such approval may be given on a blanket basis, by agreement of the parties) ;

                           (E) permit commercial messages to be exhibited during and after the exhibition of each Program;




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                           (F) subject to the terms of this Agreement and with
                           respect to internet subject to the rights being available, cause trailers of the Programs and prints thereof to be manufactured, exhibited and distributed by every means, medium, process, method and device now or hereafter known.

         b) Licensee's rights hereunder are not transferable.

         c) The License shall be exclusive to Licensee during the Term in the English language version only against all forms of television in the Territory, including pay per view, and linear distribution of Programs over the Internet, and Licensor may not license or otherwise authorize the exhibition of the Programs in the Territory in any form of television during the Term, including, but not limited to, basic cable, traditional pay cable, over-the-air television, pay per view or in a linear mode over the Internet.

         7. License Fees: The total License Fee for each one-half hour Program hereunder will be US$15,000, payable within 20 days of timely delivery by Licensor of a print of the Program and other materials complying, in all material respects, with Licensee's Delivery requirements set out in the Standard Terms and Conditions attached hereto. Subject to Licensor meeting the foregoing Delivery requirements, Licensee agrees that it will pay for a minimum of 104 half-hour Programs from Licensor during each year of the Term at a total cost of US$1,560,000 per year.

         8. Third Party Branded Blocks: Either party shall have the right, upon written notice to the other party, to terminate this agreement in the event Licensor (or any affiliate) authorizes a third party during the Term and in the Territory to use the Approved Program Block Marks or the Approved Program Block Logo (as those terms are defined in the Trademark License Agreement), or any material element thereof, as the name of or to otherwise identify a program block or segment on any other cable, DBS or over-the-air television network or programming service ( a "Third Party Branded Block"). Any such termination shall only be effective prospectively commencing with the Contract Year immediately following the year in which such Third Party Branded Block was launched, and upon such effectiveness, all rights granted hereunder to Licensee shall immediately revert to Licensor.

         9. Standard Terms and Conditions. The Standard Terms and Conditions attached hereto are incorporated herein and made a part hereof.

         10. Governing Law. This agreement shall be construed and governed in accordance with the laws of the State of California and any action arising out of or in connection with this agreement shall be brought in a court having jurisdiction of the subject matter in Los Angeles County, and the parties hereto agree to submit themselves to the jurisdiction of any such court.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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

         12. Henson Program License Agreement and Trademark License Agreement. Nothing herein shall be deemed to affect the terms of or Licensee or Henson's rights and obligations under the Henson Program License Agreement and the Trademark License Agreement.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


EM.TV & MERCHANDISING AG                    ODYSSEY HOLDINGS, L.L.C.




By: /s/ THOMAS HAFFA                        By: /s/ MARGARET LOESCH
    -------------------------------             --------------------------------


Title: Chairman of the Board                Title: President & CEO
      -----------------------------               ------------------------------



By: /s/ RAINER SIEK
    -------------------------------


Title: Member of the Board for Sales
      -----------------------------




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





                          STANDARD TERMS AND CONDITIONS

         1. SELECTION OF PROGRAMS/DELIVERY OF PRINTS.

                  (a) Licensor shall deliver to Licensee a complete list of all the Programs in the EM.TV libraries described in Paragraph 1 of the Agreement no later than 15 days following execution of the Agreement. In the second and third years of the Term, Licensor will provide this list of available programs no later than April 1 of each of 2002 and 2003. After receiving the list in each year, Licensee will advise Licensor in writing within 20 days of the programs/series for which it desires to receive screening prints and Licensor will deliver the prints on VHS or other mutually acceptable media no later than 20 business days after receipt of said request. Licensee will then advise Licensor within 20 days which Programs or series, constituting a total of 104 episodes each year, it elects to license pursuant to the terms of the Agreement. Unless the parties agree otherwise, the Program Term for the Programs delivered in each Contract Year of the Term will commence as follows: (i) for Programs delivered during the first Contract Year, the Program Term will commence on the date the Program Block is launched; (ii) for Programs delivered during the second Contract Year, the Program Term will commence on the first anniversary of the date the Program Block is launched and (iii) for Programs delivered during the third Contract Year, the Program Term will commence on the second anniversary of the date the Program Block is launched.

                  (b) With respect to each Program licensed under this Agreement by Licensor (a "Licensed Program"), Licensor will deliver or cause to be delivered to Licensee Digital Beta cassette videotapes of each Licensed Program (hereinafter collectively called "prints" and individually called "print") and the other materials set out in Exhibit A. The Programs will be delivered on dates to be agreed upon, but not later than one (1) month prior to the beginning of the Program Term for each such Program. Delivery of each print to Licensee or to Licensee's agent at a location to be designated by Licensee shall be deemed to be delivery by Licensor to Licensee hereunder. All costs and charges in connection with such delivery, including without limitation shipping charges and insurance thereon shall be borne by Licensee. Licensor will be responsible for all costs associated with creation and manufacture of and insurance for the videotapes.

                  (c) Licensee shall notify Licensor by fax within ten (10) business days after receipt of a print if such print is physically defective for television broadcasting by customary industry standards. If Licensee so notifies Licensor with respect to any such physical defect of failure of delivery, as aforesaid, Licensor shall deliver to Licensee a replacement print of the same Program (or another Program of comparable quality reasonably acceptable to Licensee) at least two (2) days prior to the scheduled telecast. If Licensor fails to do so, such telecast shall be deemed eliminated and the Licensed Program withdrawn, as provided in subparagraph (b) of paragraph 11 of these Standard Terms and Conditions. Failure of Licensee to give Licensor such notice as aforesaid shall be deemed Licensee's irrevocable acknowledgment that such print has been received and is satisfactory in all respects.




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

         2. RETURN OF PRINTS. Licensee agrees to return to Licensor, prepaid, within forty-eight (48) hours after the last licensed telecast of each Licensed Program, the print (which includes the container thereof), in the same form and condition as delivered by Licensor, ordinary wear and tear from proper use excepted. Such print shall be returned to Licensor (along with any other material furnished by Licensor) as specified by Licensor, or to any other party, or places as Licensor may from time to time designate. Additionally, Licensee agrees to return to Licensor, prepaid, all other material that may have been furnished by Licensor, within one (1) week following completion of the use of such material by Licensee, but in no event later than after the last licensed telecast. If any prints are lost, stolen, destroyed or damaged, Licensee shall pay Licensor the cost of replacement thereof, within seven (7) days after billing by Licensor. Such payment shall not be construed to transfer to Licensee any right, title or interest in or to said prints. Licensor may request that Licensee have the prints destroyed and in such event Licensee agrees to do so, and to furnish Licensor with Certificates of Destruction.

         3. ALTERATION OF PRINTS. Licensee shall telecast each Licensed Program as delivered, in its entirety and Licensee agrees not to cut, change alter, modify or add to the prints of the Licensed Programs, or any of them, without Licensor's prior written consent. However, Licensee may insert commercial material and make, unless notified to the contrary in writing by Licensor, such minor cuts as are necessary to conform to time segment requirements but under no circumstances shall Licensee delete or reposition the copyright notice or the credits and billings incorporated in the Licensed Programs as delivered by Licensor. In no event may any such insertions of commercial material or such minor cuts to conform to time segment requirements adversely affect the artistic or pictorial quality of the Licensed Program or interfere with its continuity.

         4. USE OF PRINTS.

                  (a) In the event Licensee does not telecast any Licensed Program hereunder the number of times permitted hereunder, then Licensee shall, nevertheless, pay Licensor the applicable licensing fee specified herein with respect thereto as if such Licensed Program had been telecast. This paragraph shall not apply, however, in the case of a telecast which has been eliminated and the Licensed Program withdrawn pursuant to subparagraph (b) of paragraph 11 of these Standard Terms and Conditions.

                  (b) Licensee shall not acquire any right, title or interest in or to any Licensed Program or print hereunder and shall not make, authorize or permit any use of the Licensed Program or print other than as specified herein. Additionally, Licensee shall not duplicate, reproduce or copy same in any manner or form whatsoever.

                  (c) Licensee acknowledges that the title to the Licensed Programs and prints furnished by Licensor shall remain in Licensor and Licensee acknowledges that with respect to each Licensed Program and the literary, dramatic and music material included in each and upon which each is based, Licensor hereby expressly reserves any and all rights not herein specifically granted to Licensee, including, but without limitation thereof, all theatrical, non-theatrical and home video rights and all re-make rights and sequel rights, and that such reserved rights may be




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exercised and exploited by Licensor concurrently with and during the term hereof, freely and without limitation or restriction.

         5. USE OF NAMES FOR ADVERTISING. Licensor will supply Licensee with all reasonably available and existing promotional and marketing materials for use in any medium (including but not limited to marketing materials, on-air promos, talent interviews, and trailers). Licensee warrants and agrees that: (a) it will comply in all instances with the terms and conditions of the Trademark License Agreement and that it will abide by and comply with the advertising and billing of each Licensed Program in accordance with such advertising and billing instructions as Licensor may timely furnish Licensee, and that such advertising shall be made by Licensee so as not to constitute an express, implied, direct or indirect endorsement of any product, service or sponsor; (b) it will not advertise or announce in any manner or media the fact that any title has been changed by Licensor of any Licensed Program or Programs withdrawn by Licensor;
(c) it will abide by and comply with the screen billing in the same form as it appears on the print of the Licensed Program or Programs; and (d) it will indemnify Licensor against all costs, damages, and expenses, including, but not limited to reasonable attorney's fees and expenses, incurred or caused to Licensor by reasons of any actual breach by Licensee of the provisions of this paragraph.

         6. FORCE MAJEURE. If Licensor shall fail to make timely delivery of any print or prints hereunder, by reason of any act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or laboratory difficulties, order or decree of governmental agency or tribunal or another similar or dissimilar cause beyond the control of Licensor, such failure on the part of Licensor shall not be deemed to be a breach of this Agreement; provided that if such failure shall continue for more than 90 days, Licensee shall have the right to terminate the License with respect to such Licensed Program and receive reimbursement for any advance payments made for such Licensed Program.

         7. PAYMENT. All payments by Licensee to Licensor herein shall be made in United States dollars by wire transfer as instructed by Licensor.

         8. TAXES. Licensee shall pay and hold Licensor harmless from, all taxes (excluding Licensor's income and franchise taxes), censorship charges or any other charges (including interest and penalties on such amounts), assessments and other fees now or hereafter imposed or based upon or resulting from the delivery, exhibition, possession or use hereunder to or by Licensee of the prints and Licensed Programs, in whole or in part, licensed hereunder. Licensee shall promptly provide Licensor with all written documentation requested by Licensor, substantiating such payments including official governmental receipts. Payment by the Licensee of the foregoing shall in no way diminish the license fees due Licensor hereunder. To the extent that payment of any of the foregoing is made by Licensor, Licensee shall reimburse Licensor within 20 days of written notice thereof, and upon the failure of Licensee to so reimburse Licensor, Licensor shall have all the remedies herein for the collection of unpaid license fees, as well as all other remedies provided by law.




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         9. WARRANTY AND INDEMNITY.

                  (a) Licensor represents and warrants with respect to the Programs (as defined under the Agreement) acquired by Licensee from Licensor only that (i) it has the right to grant this license for the telecasting of the Licensed Programs herein specified, including the sound tracks forming a part thereof, and that Licensee's exercise of the rights granted hereunder will not violate the right of others, including without limitation trademark (with respect only to the titles of the Licensed Programs or character or other names within the Licensed Programs), copyright, privacy or publicity; (ii) each of the Licensed Programs is, or upon delivery will be of technical quality adequate for commercial television exhibition, with accurate English language audio tracks;
(iii) Licensor has the right and authority to grant all rights granted to Licensee hereunder and has not sold, assigned, licensed, or granted any rights in any Licensed Program or any elements of the Licensed Programs in a way which directly conflict with the rights granted Licensee hereunder; and (iv) all claims and rights of owners of copyright or other rights appearing, used or recorded in each Licensed Program have been, or prior to delivery will be, fully paid and discharged, provided however, that this shall not overrule other provisions of this Agreement. Licensor agrees to indemnify and hold Licensee, its officers, employees, and successors free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable outside attorney's fees and expenses, incurred by Licensee by reason of the breach of any warranty, representation or agreement made by Licensor hereunder, provided, however, Licensor shall not be liable for loss of profits or consequential damages. Licensor agrees to defend at its own expense any action or proceedings arising out of an alleged breach of the foregoing, warranty, provided, however, that Licensee notifies Licensor promptly of any such claim or of the commencement of any such action or proceedings, delegates complete and sole authority to Licensor to defend or settle same, and cooperates fully with Licensor in the defense thereof.

                  (b) Licensee represents and warrants that it has the right to enter into this Agreement and to fully perform its obligations hereunder that it will not permit the transmission of the Licensed Programs other than as specified herein, or after the expiring or earlier termination of this Agreement. Licensee agrees to indemnify and hold Licensee, its officers, employees, successors and assigns free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable outside attorney's fees and expenses, incurred by Licensor by reason of the breach of any warranty, representation or agreement made by Licensee hereunder, provided, however, Licensee shall not be liable for loss of profits or consequential damages. Licensee agrees to defend at its own expense any action or proceedings arising out of an alleged breach of the foregoing, warranty, provided, however, that Licensor notifies Licensee promptly of any such claim or of the commencement of any such action or proceedings, delegates complete and sole authority to Licensee to defend or settle same, and cooperates fully with Licensee in the defense thereof.

         10. MUSIC PERFORMANCE RIGHTS. Licensor warrants that the small performance rights in and to the music contained in each Licensed Program are either (a) controlled by and available for license from ASCAP, BMI or other similar music performance rights society or (b) in the public domain, or (c) controlled by Licensor and granted to Licensee to the extent necessary to permit Licensee's use of said prints hereunder. Licensor does not represent or warrant that Licensee may exercise the performing rights to said material without the payment of a performing rights royalty or license fee. Licensee shall, at its sole costs and





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expense, secure all small performance rights licenses necessary for the telecast of the musical compositions contained in each print and shall hold harmless Licensor from any liability or damage arising from Licensee's failure to do so.

         11. WITHDRAWAL AND ADJUSTMENT.

                  (a) Licensor may, in its absolute discretion, withdraw any Licensed Program if Licensor determines that the telecasting thereof would or might (i) infringe upon the rights of others; (ii) violate any law, court order, government regulation or other ruling of any governmental agency; or (iii) subject Licensor to any liability.

                  (b) If Licensor elects to withdraw any Licensed Program as set forth in the preceding subparagraph (a) of this paragraph 11, before its initial telecast, then Licensor shall have the right, in its sole discretion, either to deliver to Licensee another program of comparable quality (which program shall be deemed to replace the Licensed Program withdrawn) or may reduce the number of Licensed Programs to be delivered and paid for hereunder by one and Licensee shall be given a refund or credit, at Licensor's election, of such license fee for such Licensed Program. In the event Licensee has expended out of pocket funds for advertising and/or promotion or editing or modifying such withdrawn Licensed Program prior to notice of withdrawal, Licensor will reimburse Licensee such costs of advertising, promotion, editing or modifying, upon submission of verifying documentation..

         12. BANKRUPTCY AND DEFAULT. If Licensee becomes insolvent or bankrupt or makes an assignment for benefit of creditors, or if any property of Licensee is attached and if such attachment is not released within 10 days after the date of attachment, or if a receiver, liquidator, or trustee is appointed for any of Licensee's property, or if Licensee breaches any of the material terms or provisions of this Agreement, Licensor in addition to any and all other rights it may have under this Agreement or in law or in equity, may at its option, from time to time during such occurrence, do any one or more of the following: suspend delivery or telecasting by Licensee of one or more Licensed Programs hereunder until default is ended or remedied, terminate this Agreement, or declare the Agreement breached and declare all unpaid amounts payable to Licensor hereunder immediately due and specifically, if Licensee shall fail to make the payments to Licensor or payments to any guild for residuals on a timely basis as provided in this Agreement, Licensor shall have the right but not the obligation upon 15 business days written notice to declare Licensee in default and thereby either to suspend the rights herein granted until the default is ended or to terminate this Agreement without foregoing any of Licensor's rights to recover damages deriving from Licensee's default. Licensee shall immediately return all materials to Licensor.

If Licensor becomes insolvent or bankrupt or makes an assignment for benefit of creditors, or if any property of Licensor is attached and not released within 10 days of the attachment, or if a receiver, liquidator or trustee is appointed for any of Licensor's property, Licensee in addition to any and all other rights it may have under this Agreement or in law or in equity, may upon 10 days written notice declare Licensor in default and terminate this Agreement without foregoing any of Licensee's rights to recover damages deriving from Licensor's default.




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

Upon a material breach by Licensee of any of its material obligations hereunder other than nonpayment as described above continuing after 30 days written notice to Licensee, Licensor shall have the right to terminate this Agreement. Upon a material breach by Licensor of any of its material obligations hereunder continuing after 30 days written notice to Licensor, Licensee shall have the right to terminate this Agreement. Provided, however, neither party shall have the right to cure the same breaches occurring twice in any one-year period.

If Licensor elects or becomes obligated to make payments in place of Licensee or if Licensor incurs any expenses for legal services, court costs, and associated expenses because of any breach by Licensee, the sum or sums so paid by Licensor and the amount of such fees, costs and associated expenses shall be payable forthwith from Licensee to Licensor, together with interest thereon at the rate of one and one-half percent (1.5%) per month. If Licensee fails to pay the license fees herein provided at the times due in the amounts set forth herein, the sums unpaid shall bear interest at the rate of one and one-half percent (1.5%) per month from the due date thereof until paid. Any payment not made within thirty (30) days after its due date shall bear interest at the rate of one and one-half percent (1.5%) per month computed from the original due date until paid; however, if said rate is in excess of the maximum permitted under the laws of the jurisdiction where the debt accrues, then in such event the rate of interest shall be the maximum permitted by law. Acceptance of any payment by Licensor after its due date shall not constitute a waiver by Licensor of any of the rights hereunder.

         13. EARLY EXPIRATION OF TERM. Notwithstanding anything contained herein to the contrary, if Licensee releases any one or more of the Licensed Programs the number of times permitted hereunder prior to the expiration of the term specified herein, this license shall be deemed terminated with respect to each such Licensed Program as of the date upon which the last permitted run is made. Licensee will provide Licensor with quarterly statements of broadcasts.

         14. ASSIGNMENT. Licensor reserves the right to hypothecate or pledge this Agreement and to obtain loans from a bank or other lenders by the assignment as security. The Licensee recognizes that this Agreement may be exhibited and or assigned to such bank or other lenders which may thereby be induced to enter into substantial commitments in reliance thereon. The Licensee agrees that in the event of receipt of written notice of assignment by Licensor, monies due to Licensor shall be paid to any bona fide third party assignee in accordance with such instructions without offset, deductions, counter-claim, or other credits which the Licensee may have or claim to have against Licensor. Licensor may freely assign this Agreement to it successor or successors or to any of its associated, affiliated and subsidiary companies, provided that any such assignee assumes all of Licensor's obligations hereunder. This Agreement may not be assigned by Licensee, either voluntarily or by operation of law, without the prior written consent of Licensor. Any such assignment, if consented to by Licensor, shall not relieve Licensee of its obligations hereunder.




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         15. GENERAL.


                  (a) Licensee acknowledges that due to spillage, telecasts or releases of the Licensed Programs originating outside the Territory may unintentionally and inadvertently be received by television sets located within such basic territory and Licensee agrees that such reception shall not constitute a breach of this Agreement by Licensor.

                  (b) Subject to the provisions of Paragraph 14 hereof, these Standard Terms and Conditions and all of its terms, conditions and other provisions and all rights herein shall inure to the benefit of and shall be binding upon the parties hereto and to their respective successors and assigns.

                  (c) The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any paragraph of this Agreement or of the Agreement itself.

                  (d) A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation to any other remedy, right, undertaking, obligation or agreement of either party.

                  (e) All notices, statements, and other documents required to be given hereunder shall be given in writing either by personal delivery, by mail, or telefax (except as herein otherwise expressly provided) to the persons and at the addresses set forth in the Agreement or to such other persons and addresses as may be designated in writing by either party. Notice given by mail or by telefax shall be deemed given on the date of mailing thereof or of the sending of such telefax.

                  (f) This Agreement shall be deemed made in, and shall be construed and interpreted in accordance with the laws of, the State of California pertaining to contracts entirely made and to be performed therein. In the event of any disagreement between the parties which cannot be settled by mutual agreement, the parties agree that the federal or state courts sitting in the City and County of Los Angeles (and courts with appellate jurisdiction therefrom) shall have exclusive jurisdiction over such dispute and the resolution thereof, and the parties agree that jurisdiction and venue in such courts is appropriate, and that any process in connection therewith may be served in the manner provided hereinabove for notices to the parties.

                  (g) All rights not specifically granted herein to the Licensee are reserved for Licensor's use and disposition without any limitations whatsoever, regardless of the extent to which the same are competitive with Licensee or the license granted hereunder.

                  (h) This Agreement constitutes the entire agreement between Licensee and Licensor with respect to the subject matter hereof and may not be changed, modified amended, or terminated except by operation of law or by a writing signed by the parties hereto.



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                  (i) In the event of any conflict between any provision of this
Agreement and any material law, rule or regulation, this Agreement shall be deemed modified to the minimum extent necessary to remove such conflict.

                                    Exhibit A

With respect to each Licensed Program, Licensor shall deliver to Licensee at no additional cost:

         1. A Digital Betacam NTSC tape recorded with stereo (if available) and music and effects track, free of scratches, splices and all encoding technologies.

         2.       A script, a synopsis and color transparencies (if available).

         3. All available publicity, advertising and promotional materials, including brochures, inserts, additional press books and publicity kits and promotional video press kits (containing cassettes of film clips, featurettes or other background information).



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